                                                                      Exhibit 26

                      IN THE UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE

MENTOR GRAPHICS CORPORATION,        )
and MGZ CORP.,                      )
                                    )
               Plaintiffs,          )
                                    )
     v.                             )  Civil Action No. 98-473-RRM
                                    )
QUICKTURN DESIGN SYSTEMS, INC.,     )
                                    )
               Defendant.           )
____________________________________)
QUICKTURN DESIGN SYSTEMS, INC.,     )
                                    )
          Counterclaimant,          )
                                    )
     v.                             )
                                    )
MENTOR GRAPHICS CORPORATION         )
and MGZ CORP.,                      )
                                    )
          Counterclaim-defendants.  )


                    MOTION FOR A TEMPORARY RESTRAINING ORDER
                    ----------------------------------------

     Pursuant to Fed. Rule Civ. Proc. 65, counterclaimant Quickturn Design Systems, Inc. ("Quickturn"), hereby moves for a temporary restraining order against counterclaim-defendants, Mentor Graphics Corporation and MGZ Corp. (collectively, "Mentor"), as follows: (i) enjoining Mentor from distributing any proxy materials purporting to call a special meeting of Quickturn shareholders on October 29, 1998; (ii) requiring Mentor to correct the various misstatements in its proxy materials, press releases and other statements to Quickturn shareholders, and from further claiming that a Quickturn shareholders meeting will be held on October 29, 1998; (iii) enjoining Mentor from all proxy solicitation activities until 15 days after amended proxy materials are filed with the SEC and Mentor has issued a press release which corrects its earlier misstatements; and (iv) enjoining Mentor from making any further material misstatements of fact or omissions of material facts in any communications with Quickturn's shareholders. The grounds for this motion are set forth in Quickturn's memorandum of law in support of its motion for a temporary restraining order which was served and filed contemporaneously with this motion.

                              MORRIS, NICHOLS, ARSHT & TUNNELL


                              /s/ William M. Lafferty
                              _____________________________________
                              Kenneth J. Nachbar (#2067)
                              William M. Lafferty (#2755)
                              Donna L. Culver (#2983)
                              1201 N. Market Street
                              P.O. Box 1347
                              Wilmington, DE  19899
                              (302) 658-9200
                                Attorneys for Counterclaimant
                                Quickturn Design Systems, Inc.
OF COUNSEL:

James A. DiBoise
David J. Berger
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, CA  94304-1050
(650) 493-9300


September 14, 1998

                      IN THE UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE

MENTOR GRAPHICS CORPORATION,        )
and MGZ CORP.,                      )
                                    )
                     Plaintiffs,    )
                                    )
  v.                                )  Civil Action No. 98-473-RRM
                                    )
QUICKTURN DESIGN SYSTEMS, INC.,     )
                                    )
                     Defendant.     )
____________________________________)
QUICKTURN DESIGN SYSTEMS, INC.,     )
                                    )
          Counterclaimant,          )
                                    )
  v.                                )
                                    )
MENTOR GRAPHICS CORPORATION         )
and MGZ CORP.,                      )
                                    )
          Counterclaim-defendants.  )


                          TEMPORARY RESTRAINING ORDER
                          ---------------------------

     The Court having considered counterclaimant Quickturn Design Systems, Inc. ("Quickturn")'s motion for a temporary restraining order and memorandum of law in support thereof, and the amended counterclaim filed by Quickturn; and the Court having heard counsel for the parties;

     IT IS HEREBY ORDERED this __ day of September, 1998 that:

     1. Counterclaim-defendants, Mentor Graphics Corporation and MGZ Corp. (collectively, "Mentor") are enjoined, as follows:

         (a) Mentor is prohibited from distributing any proxy materials purporting to call a special meeting of Quickturn shareholders on October 29, 1998;

         (b) Mentor shall correct the various misstatements in its proxy materials, press releases and other statements to Quickturn shareholders, and is prohibited from further claiming that a Quickturn shareholders meeting will be held on October 29, 1998;

         (c) Mentor is enjoined from all proxy solicitation activities until 15 days after amended proxy materials are filed with the SEC and Mentor has issued a press release which corrects its earlier misstatements; and

         (d) Mentor is prohibited from making any further material misstatements of fact or omissions of material facts in any communications with Quickturn's shareholders.

     2. The effectiveness of this Order is conditioned upon Quickturn filing a bond in the amount of $_________, in a form satisfactory to the Court, in cash or with surety, on or before September __, 1998 for payment of such costs or expenses as may be incurred by Mentor should it later be determined that Mentor has been wrongfully restrained.




                                       _________________________________________
                                           The Honorable Roderick R. McKelvie

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